                      PROXY STATEMENT PURSUANT TO SECTION 14(a)
                        OF THE SECURITIES EXCHANGE ACT OF 1934
                                  (Amendment No.  )

File by the Registrant  [XX]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, for use of the
[X]  Definitive Proxy Statement                   Commission only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    AMERALIA, INC.
                            -----------------------------
                   (Name of Registrant as Specified In Its Charter)

                  ROBERT C. J. VAN MOURIK, EXECUTIVE VICE PRESIDENT
                  -------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate Box:)

[XX] No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:(1)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

----------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                    AMERALIA, INC.
                             1155 Kelly Johnson Boulevard
                              Colorado Springs, CO 80928

--------------------------------------------------------------------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held on June 30, 1998

--------------------------------------------------------------------------------

                                                                    June 8, 1998

TO THE SHAREHOLDERS OF AMERALIA, INC.:

     The Annual Meeting of Shareholders of AmerAlia, Inc., a Utah corporation, ("AmerAlia" or the "Company") will be held at Courtyard by Marriott, 6565 South Boston Street, Englewood, Colorado 80111 on June 30, 1998 at 10:00 a.m. local time, to consider and take action on:

     1. The election of four directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

     2. Approval of certain matters relating to the conversion by the Jacqueline Mars Trust of Series A Preferred Stock to Common Stock, and Series D Preferred Stock to Series E Stock.

     3. Such other business as may properly come before the meeting, or any adjournments or postponements thereof.

     The discussion of the proposals set forth above is intended only as a summary, and is qualified in its entirety by the information contained in the accompanying Proxy Statement.

     Only holders of record of common stock at the close of business on May 5, 1998, will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND.

     Shareholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement.

                                        By Order of the Board of Directors:

                                        Bill H. Gunn, President


          PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                YOUR VOTE IS IMPORTANT

                                    AMERALIA, INC.
                             1155 KELLY JOHNSON BOULEVARD
                              COLORADO SPRINGS, CO 80928

                                   PROXY STATEMENT
                          FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON JUNE 30, 1998
                                                                   June 8, 1998

     This Proxy Statement is being furnished to shareholders of AmerAlia, Inc. ("AmerAlia" or the "Company") in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors for use at the Annual Meeting of shareholders of the Company (the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held at 10:00 a.m. local time, at Courtyard by Marriott, 6565 South Boston Street, Englewood, CO 80111, on June 30, 1998. This Proxy Statement will be first mailed to the shareholders on or about June 12, 1997.

                                  VOTING SECURITIES

     Holders of record of the Company's common stock (the "Common Stock") at the close of business on May 5, 1998 (the "Record Date") will be entitled to vote on all matters. On the Record Date, the Company had 4,439,151 shares of Common Stock outstanding and 2,536 shares of Series E Preferred Stock entitled to 1,000 votes per share at all meetings of shareholders. The holders of shares of Common Stock are entitled to one vote per share. The Company's voting securities including its outstanding Common Stock and Series E Preferred Stock.

     A majority of the issued and outstanding shares of the Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the meeting. As described in more detail below, if there is a quorum present:

     the four nominees for the Board receiving the greatest number of affirmative votes will be elected as directors (proposal 1); and

     a majority of the votes cast must vote in favor of proposals 2 and 3 for their approval.

Management may, in its discretion, seek an adjournment of the meeting to a specific time and place if sufficient votes are not cast for the approval of proposals 2 or 3. Management may also recommend that the meeting be adjourned if a quorum is not present. Management has not determined whether to do so, however. The proxy holder will vote all proxies it receives which have directed a vote FOR proposal 2 in favor of any adjournment for the purpose of soliciting additional votes; the proxy holder will vote all proxies received which voted against proposal 2 against any such adjournment; all proxies which direct an abstention with respect to the vote on proposal 2 will abstain from voting on any adjournment proposed for the purpose of soliciting additional votes.

     Abstentions will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the shareholders. Any shares a broker indicates on its proxy that it does not have the authority to vote on any particular matter because it has not received direction from the beneficial owner thereof will not be counted as voting on a particular matter.

     A shareholder who gives his proxy pursuant to this solicitation may revoke it at any time before it is voted either by giving notice of the revocation thereof to the Secretary of the Company, by filing another proxy with the Secretary or by attending the Annual Meeting and voting in person. All properly executed and unrevoked proxies, if received in time, will be voted in accordance with the instructions of the beneficial owners contained thereon.

     The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's Common Stock for whom they hold shares and will reimburse them for their reasonable expenses in so doing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At May 5, 1998, AmerAlia had two classes of outstanding voting securities, its common stock (referred to herein as the "Common Stock") and its Series E Preferred Stock (each share of which is equivalent to the beneficial ownership of 1,000 shares of Common Stock). The following table sets forth information as of May 5, 1998 with respect to the ownership of the Common Stock and Series E Preferred Stock for all directors, individually, all executive officers named in the compensation table, all executive officers and directors as a group, and all beneficial owners of more than five percent of the Common Stock (not including shares held in the name of known depositories, such as CEDE & Co., for the benefit of the underlying beneficial shareholders). The following shareholders have sole voting and investment power with respect to the shares unless indicated otherwise.

---------------------------------------------------------------------------------------
Name & Address                   Amount & Nature           Percent       Percent
  of                             of Beneficial             of            of Voting
Beneficial Owner                  Ownership                Class         Securities
---------------------------------------------------------------------------------------
Mr N. E. Summerson                482,866  (1)             10.52%        5.85%
c/o Ernst & Young
1 Eagle St
Brisbane, Qld, Australia

Bill H. Gunn                        913,100 (2)           17.80%         3.63%
"Codrington"
Bowenville, Qld, Australia

Robert van Mourik                   220,384 (3)            4.88%         2.08%
127 Central Ave
St Lucia, Qld, Australia

John F. Woolard                     276,444 (10)           5.78%         0.29%
311 Raleigh Road
Kenilworth, IL 60043

Robert A. Cameron                    75,000 (5)            1.66%          -0-%


OFFICERS & DIRECTORS
AS A GROUP (5 PERSONS)            1,967,794 (11)          34.53%        11.88%

Madeline Ahern                      440,519 (4)            9.15%         6.32%
atf The Bromley Family Trust
8th fl, 87 Wickham Tce,
Brisbane,  Qld, Australia

Marvin H. Hudson                    875,453 (6)           16.84%         3.09%
51 Old Broadmoor Road
Colorado Springs, CO 80906

Jacqueline Badger Mars            3,497,460 (7)           54.32%        50.14%
atf the Jacqueline
Badger Mars Trust dated
Feb 5, 1975 as amended
6885 Elm St., McLean, VA

Mary L Tiscornia                    776,785 (8)           15.08%         2.36%
448 Ignacio Boulevard, Suite 338
Novato, CA 94949

The THG Partnership                 563,640 (9)           11.32%         1.63%
c/o M.L. Tiscornia
448 Ignacio Boulevard, Suite 338
Novato, CA 94949


(1) MR. SUMMERSON: Represents 407,866 shares of Common Stock held as Receiver & Manager for Denison Resources Ltd. (Receiver & Manager appointed), as well as options to acquire 75,000 shares of Common Stock at $1.50 per share through June 28, 2006, held by Glendower Investments Pty. Ltd. as trustee of a trust of which Mr. Summerson and his family are beneficiaries.

(2)   MR. GUNN: Includes 7,500 shares of Common Stock owned directly by Mr.
      Gunn and 131,960 shares of Common Stock owned by Gunn Development Pty. Ltd. (of which Mr. Gunn is a controlling shareholder); options to acquire 140,000 shares of Common Stock at $1.50 per share through June 28, 2006; and an interest in the THG Partnership as set forth in note (9), below and further described in "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS." Includes 70,000 Stock Appreciation Rights issued at $1.50 per share expiring on dates up to June 28, 2006.

(3) MR. VAN MOURIK: Includes 500 shares of Common Stock owned directly by Mr. van Mourik, 90,759 shares of Common Stock owned by Ahciejay Pty. Ltd. as Trustee for The R.C.J. Trust, and 54,125 shares of Common Stock owned by the R.C.J. Superannuation Fund, as to both of which Mr. van Mourik and his family are beneficiaries. Also includes options to acquire 75,000 shares of Common Stock at $1.50 per share through June 28, 2006.

(4) BROMLEY FAMILY TRUST: Includes 64,519 shares of Common Stock, 376 shares of Series E Preferred Stock. The Bromley Family Trust is a trust for the benefit of relatives of Robert van Mourik's spouse. Neither Mr. van Mourik nor his wife has any direct or indirect interest in the Bromley Family Trust, although Mrs. van Mourik is a contingent, unnamed beneficiary. Neither Mr. nor Mrs. van Mourik has received any distributions from the Bromley Family Trust and neither influences nor controls the decisions of the trustee. SEE "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS."

(5) MR. CAMERON: Includes no shares, but includes options to acquire 75,000 shares of Common Stock at $1.50 per share through June 28, 2006. The options are held by Jacinth Pty. Ltd. a company in which Robert Cameron, a director of the company, is a controlling shareholder.

(6) MR. HUDSON: Includes 101,813 shares of Common Stock; options to acquire 140,000 shares of Common Stock at $1.50 per share through June 28, 2006; and an interest in the THG Partnership as set forth in note (9), below and further described in "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS." Includes 70,000 Stock Appreciation Rights issued at $1.50 per share expiring on dates up to June 28, 2006.

(7) MARS TRUST: Includes 1,497,460 shares of Common Stock and 2,000 shares of Series E Preferred Stock (received in exchange for the Series D Preferred Stock). SEE "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS" and Proposal No. 2, below.

(8) MS. TISCORNIA: Includes 50,645 shares of Common Stock, options to acquire 162,500 shares of Common Stock at $2.00 per share expiring on December 31, 1998 and an interest in the THG Partnership as set forth in note (9), below and further described in "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS."

(9) THG PARTNERSHIP: Includes 13,640 shares of Common Stock, 100 shares of Series E Preferred Stock, and an option until 18 October 1998 to acquire 450 shares of Series E Preferred Stock. Ms. Tiscornia and Messrs. Gunn and Hudson (described in notes (2), (6), and (8), above) are the sole equity owners of THG Partnership.

(10) MR. WOOLARD: Includes 2,000 shares of Common Stock, 20 shares of Series E Preferred Stock, and options to acquire 100,000 shares of Common Stock at $1.00 per share until March 31, 2001; and options to acquire 150,000 shares of Common Stock at $1.50 per share until March 31, 2003;

(11) ALL OFFICERS AND DIRECTORS: Includes the interests of Messrs. Summerson, Gunn, van Mourik, Cameron and Woolard as described in notes (1), (2), (3)
      (5) and (10), above.

      The foregoing table does not include the possible effect of issuance of shares of Common Stock pursuant to the exercise of options held by persons who are neither officers, directors, nor significant shareholders of the Company, which options are exercisable as follows:

             8,889 at $1.50 until 31 July 1998
            87,500 at $2.00 until 31 December 1998
           100,000 at $1.00 until  1 March  1999

      The Series E Stock consists of 2,536 shares issued at $1,000 per share. These shares were issued in December 1997 in exchange for the surrender of outstanding Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock. The Series E Preferred Stock is entitled to a dividend preference of 10% per year, payable quarterly in arrears in restricted Common Stock valued at $1 per share through October 31, 2000. The Series E Stock is convertible into Common Stock at the option of the holder until October 31, 2000 on the basis of 1,000 shares of Common Stock per share of Series E Stock and, until converted, each share of Series E Preferred Stock is entitled to 1,000 votes at any meeting of the shareholders of the Company. The Company may redeem all or any portion of the outstanding shares of Series E Stock at any time upon giving six months notice, but only if the holder fails to exercise its conversion rights.

      The Company knows of no arrangement, the operation of which may, at a subsequent date, result in change in control of the Company.



                                     PROPOSAL 1-
                                ELECTION OF DIRECTORS

      The following persons are nominated as directors of the Company for a term of one year and until the election and qualification of their successors:

      Bill H. Gunn                 Robert C.J. van Mourik
      Neil E. Summerson            Robert A. Cameron

      These persons will constitute the entire Board of Directors. The person named in the proxy intends to vote for those nominees, each of whom has been recommended for election by the Board of Directors of the Company, unless a shareholder withholds authority to vote for any or all of the nominees. The four nominees receiving the greatest number of affirmative votes will be elected as directors. If any nominee is unable to serve or, for good cause, will not serve, the person named in the proxy reserves the right to substitute another person of his choice as nominee in his place. Each of the nominees has agreed to serve, if elected.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the names and ages of all the Directors and Executive Officers of AmerAlia, positions held by each such person, and when such person was first elected or appointed. The directors each serve until their successors are duly elected and qualified; officers are appointed by, and serve at the pleasure of, the Board of Directors.

                                                              First
                                                              Elected or
      Name & Age              Position                        Appointed
      ----------              --------                        ---------
      Bill H. Gunn            Chairman of the Board,          02/84
        Age 56                President, & Chief
                              Executive Officer

      Robert van Mourik       Director,                       09/90
        Age 45                Executive Vice President        01/89
        (2)                   Chief Financial Officer,
                              Secretary & Treasurer

      Neil E. Summerson       Director                        09/90
        Age 50
        (1,2)

      Robert A. Cameron       Director                        09/90
        Age 59
        (2)

      John Woolard            Executive Vice President        06/98
        Age 58

      There are no family relationships among the officers or directors.

(1)  Members of the Compensation Committee.
(2)  Members of the Audit Committee

     No arrangement exists between any of the above officers and directors pursuant to which any one of those persons was elected to such office or position.

     Directors hold office until the next meeting of shareholders and until a successor is elected and qualified, or until their resignation. Executive officers are elected at annual meetings of the Board of Directors. Each such officer holds office for one year or until a successor has been duly elected and
qualified or until death, resignation or removal.    No director of the Company
is a director of another company having securities registered under Section 12 of the Securities Exchange Act of 1934 or a company registered under the Investment Company Act of 1940.

     A brief summary of the business experience of each person who is currently an officer or director of the Company, and such person's service with the Company is as follows:

BILL H. GUNN

     Mr. Gunn graduated in Commerce from the University of Queensland in 1963, achieving his Accounting Certificate from the University of Queensland in the same year. Subsequently, he was admitted as a member of the Australian Society of Certified Practising Accountants and has successfully completed and passed the examinations for admittance as a Certified Public Accountant (CPA) in the USA.

     Since March, 1977, Mr. Gunn has been a self-employed investor, CPA, and a Director of several Stock Exchange listed public companies, as well as a number of majority owned private corporations. These companies have been active in the field of retailing, hotels, feed mills, mining exploration, automotive components, securities investment, financing, property development and numerous related fields.

     During his business experience, Mr. Gunn has been exposed to a wide variety of corporate investments and has been involved in major business acquisition and development activities. He is particularly knowledgeable on business activities and investments in the Queensland region of Australia, which is widely regarded as the major Australian growth state. His principal activity is now acting as Chairman and President of the Company.

ROBERT VAN MOURIK

     Mr. van Mourik graduated in 1974 with a Bachelor of Applied Science (Chemistry) and worked for six years as an Industrial Chemist in Quality Control and Production. While completing studies in a Masters Degree in Business Administration at Newcastle University, he worked in Corporate Financial Planning for Australian Wire Industries, a subsidiary of Broken Hill Proprietary Ltd. After completing this degree in 1981, he moved to Queensland to participate in real estate development and its sales and marketing. In 1983, he joined United Capital as an Investment Consultant and became Executive Director of United Capital in April, 1986. In that position, he was instrumental in United Capital's reconstruction and has since been heavily involved in the development of AmerAlia's activities. Since January 25, 1989, he has served as

Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the company, and on September 26 1990, he was appointed a director of the Company.

NEIL E. SUMMERSON

     Until July 1997, Mr. Summerson was the senior partner, and for five years prior was managing partner, in the international accounting firm of Ernst & Young, at its offices in Brisbane, Australia. Prior to 1992, he worked in the Corporate Recovery and Insolvency Division, which is involved in the administration of insolvent companies, as well as providing counsel to small businesses in the area of taxation, audit procedures and management advisory services. Mr. Summerson received his Bachelor of Commerce degree from the University of Queensland in 1968. He is a Fellow of the Institute of Chartered Accountants, an Associate of the Australian Institute of Credit Management, a Registered Public Accountant in Queensland, a registered Company Liquidator in Queensland, an Official Liquidator, and an Officer of the Supreme Court of Queensland. Mr. Summerson is a director of several Australian public and private companies.

     On November 17, 1989, Mr. Summerson was appointed Receiver and Manager of Denison Resources Ltd., an affiliate of the Company, and in his official capacity, is attributed the beneficial ownership of the Common Stock owned by Denison.

ROBERT A. CAMERON

     Mr. Cameron graduated with Honors in Metallurgical and Chemical Engineering from the University of Adelaide, Australia in April, 1961. Prior to Mr. Cameron's formation of Denison Resources Ltd in 1983, Mr. Cameron was employed in both Australia and the United Kingdom accruing approximately 24 years of senior management experience, not only in the Australian mining industry regarding both large and small companies, but also specific experience in the exploration for and mining of soda products. This includes 16 years as Chief Executive Officer and director of a number of Australian public companies. Mr. Cameron has been responsible for developing a number of mining operations involving such industrial minerals as rutile, zircon, ilmenite, bentonite clay, calcium carbonate and silver and gold properties. From 1983, Mr. Cameron was Chairman of the Board of Directors of Denison Resources Ltd., an Australian stock exchange listed public company formed for the specific purpose of exploring and developing underground natural soda resources in Queensland, Australia. In January, 1989 Denison Resources (USA) Corporation, a wholly owned subsidiary of Denison Resources Ltd., acquired the "Rock School Lease". In early November 1989, the Australian Stock Exchange suspended Denison Resources Ltd. from quotation of its shares at the request of its directors. On November 17 & 20, 1989, Mr. Neil E. Summerson was appointed Receiver and Manager for Denison Resources Ltd. by two creditors as a result of Denison Resources Ltd. being in default under certain loan agreements which were secured by an equitable mortgage over Denison Resources Ltd. Under Australian law, the creditors' action did not require court approval or supervision, and the receivership continues.

JOHN WOOLARD

     Mr. Woolard graduated from the University of Wisconsin, Madison, Wisconsin, in June 1961. He received a Bachelor of Science degree with a major in economics. After graduation he was employed by an advertising agency, working in all major departments and finally as an account executive handling $5,000,000 annual advertising budgets. He joined an investment banking firm in 1968. In his 30 years in the investment banking business, Mr. Woolard has supervised all departments in the firm, including retail sales, corporate finance, underwriting, and accounting. Mr. Woolard has been a registered principal with the New York Stock Exchange member firm, Stiffel, Nicolas & Co. for more than the past five years until taking a leave of absence in January 1998. He is also a director and an investor in a number of privately-held companies.

     There are no significant employees who are not also directors or executive officers, described above. There are no family relationships among the officers or directors.

MEETINGS OF THE BOARD AND COMMITTEES

     The Board of Directors held seven formal meetings during the fiscal year ended June 30, 1997 and three meetings subsequently through March 31, 1998. Each director attended at least 75% of the formal meetings either in person or by telephone. In addition, regular communications were maintained throughout the year among all of the officers and directors of the Company and the directors acted by unanimous consent three times during fiscal 1997 and five times through March 31, 1998. AmerAlia has standing audit and compensation committees. It does not have a standing nomination committee. During the fiscal year ended June 30, 1997, the compensation committee met once, and once during the subsequent period through March 31, 1998. The audit committee was formed in February 1998 and has not yet met. Each member of those committees attended each of those meetings in person or by telephone.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers and persons who own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed.

     Based solely on its review of the copies of the reports it received from persons required to file, the Company believes that during the period from July 1, 1996 through March 31, 1998, all filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with except as follows: Mr. Marvin Hudson filed Forms 4 in October 1997 reporting transactions which took place in November 1996 and July 1997. Mr. Bill Gunn filed a Form 4 in October 1997 reporting a transaction which took place in November 1996. The Jacqueline Badger Mars Trust filed a Form 4 in December 1997 reporting transactions that took place since May 1994. Ms. Tiscornia filed a Form 3 in April 1998 reporting transactions which occurred in November 1996, and a Form 5 in April 1998 reporting subsequent transactions through March 31, 1998.

     In addition, the THG Partnership, owner of shares of Series E Preferred Stock (and, previously, Series D Preferred Stock), receives shares of the Company's Common Stock as dividends on a quarterly basis. This creates additional filing obligations for Bill Gunn, Marvin Hudson, and Mary Tiscornia, the owners of the THG Partnership. The filings required for Mr. Gunn, THG, and Ms. Tiscornia as a result of the dividend payments for December 1996, March, June, September, October, and December 1997, and March 1998 were made in April 1998. To the knowledge of the Company, the filings required of Mr. Hudson have not yet been made.

     Neil E. Summerson filed a Form 4 in April 1998 reporting a transaction which occurred in January 1998.


                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding compensation paid to the chief executive officer and the other principal officers of AmerAlia for the three years ended June 30, 1997. No other person who is currently an executive officer of AmerAlia earned salary and bonus compensation exceeding $100,000 during any of those years. This includes all compensation paid to him by the Company and any subsidiary.


--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                        Annual Compensation             Long Term Compensation
                                ------------------------------------------------------------------------
                                                                             Awards             Payout
  Name and              Year      Salary     Bonus     Other      --------------------------------------   All Other
  Position                                                         Restricted      Options      LTIP       Compensation
                                                                   Awards          &            Payout
                                                                                   SAR's
--------------------------------------------------------------------------------------------------------------------------
  Bill H. Gunn
 President and          1997      $100,000   -0-       8,000(1)    -0-             -0-          -0-        -0-
     Chief              1996      $100,000   -0-       8,000(1)    -0-             210,000(2)   -0-        -0-
   Executive            1995      $100,000   -0-       8,000(1)    -0-             -0-          -0-        -0-
   Officer
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

   Robert van
 Mourik, Chief          1997      $55,000    -0-       8,000(1)    -0-             -0-          -0-        -0-
   Financial            1996      $55,000    -0-       8,000(1)    -0-             75,000       -0-        -0-
    Officer             1995      $55,000    -0-       8,000(1)    -0-             -0-          -0-        -0-

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
   Marvin H.
    Hudson,             1997      $174,000   -0-       -0-         -0-             -0-          -0-        -0-
 formerly Vice          1996      $ 55,000   -0-       -0-         -0-             210,000(2)   -0-        -0-
  President (3)         1995      $ 55,000   -0-       -0-         -0-             -0-          -0-        -0-
--------------------------------------------------------------------------------------------------------------------------


NOTES:  (1)   Directors fees
        (2)   Consists of 140,000 options and 70,000 stock appreciation
              rights in the case of Messrs. Gunn and Hudson, and 75,000 options in the case of Mr. van Mourik, all as described in more detail below.
        (3)   As of June 1, 1998, Mr. Hudson resigned as an executive officer of the Company. This includes $65,000 paid to Mr. Hudson in 1997 through the issuance to him of 65,000 shares of restricted common stock.

     The Company has no compensation, employee benefit, retirement, or option plans. The Company does grant options on a case by case basis, in the discretion of the Board of Directors.

     EMPLOYMENT AGREEMENTS. The Company has entered into a six consulting agreement with John Woolard by which, when adequate funding is available, Mr. Woolard was employed as Executive Vice President in May 1998. Since
February 1998 Mr. Woolard has been working as a consultant to the Company in various managerial and other capacities for a fee of $10,000 per month. Because of a lack of funds, this fee has accrued. Both the Company and Mr. Woolard expect that their relationship will continue following the termination of the consulting agreement in August 1998. If the agreement is not renewed following its term, AmerAlia will pay Mr. Woolard a continuing consulting fee of $5,000 per month for a minimum of twelve months thereafter, anticipating not less than 30 hours service by Mr. Woolard per month.

     OPTIONS AND OPTION PLANS.

     No stock options or stock appreciation rights were granted during the fiscal year ended June 30, 1997. Options to acquire 250,000 shares were granted to John Woolard in connection with his becoming a consultant to AmerAlia in February 1998. 100,000 of these options are exercisable at $1.00 per share through March 31, 2001; the remaining 150,000 options are exercisable at $1.50 per share through March 31, 2003. Mr. Woolard became an executive officer of AmerAlia on June 1, 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES.

     No stock options were exercised during the fiscal year ended June 30, 1997, or subsequently. The following table sets forth information regarding the year-end value of options being held by the Chief Executive Officer and the other named officers such persons on June 30, 1997: No Stock Appreciation Rights have been granted, or are held by, any such person:



-------------------------------------------------------------------------------------------------------------------------------
              (a)                   (b)                        (c)                          (d)                    (e)
-------------------------------------------------------------------------------------------------------------------------------
             Name            Shares acquired on          Value realized              # of unexercised     Value of in-the-money
                                  exercise                                           options at FY end      options at FY end
                                                                                       (exercisable/        (exercisable/
                                                                                       unexercisable)       unexercisable)
-------------------------------------------------------------------------------------------------------------------------------
  Bill H. Gunn                              -0-                     -0-                       140,000                    -0-
-------------------------------------------------------------------------------------------------------------------------------
  Robert van Mourik                         -0-                     -0-                        75,000                    -0-
-------------------------------------------------------------------------------------------------------------------------------


LONG TERM INCENTIVE COMPENSATION PLANS, DEFINED BENEFIT AND ACTUARIAL PLANS

     AmerAlia has no long term incentive compensation plans, defined benefit plans, or actuarial plans. There are no plans to pay bonuses or deferred compensation to employees of the Company. The Company has not adopted any medical, life or other insurance plan for its employees.

COMPENSATION OF DIRECTORS

     AmerAlia's directors are authorized to receive $8,000 cash compensation for their services each year ($14,000 for years commencing after fiscal
1997). In connection with certain consulting services rendered by them, the Company paid affiliates of certain directors as follows:

     an affiliate of Robert A. Cameron $2,538 for services rendered during the fiscal year ended June 30,1997, and $5,957 for the nine months ended March 31, 1998 (determined at the rate of $600 per day);

     The Brisbane, Queensland, Australia office of Ernst & Young, of which Neil
     E. Summerson was managing partner, $8,000 for services rendered during the fiscal year ended June 30,1997, and no amounts for the nine months ended March 31, 1998 (determined at the normal professional rates of Ernst & Young).

In each case, Messrs. Cameron and Summerson were reimbursed expenses they incurred on behalf of AmerAlia on a fully accountable basis.

     AmerAlia has no other arrangements pursuant to which it compensates its directors for acting in their capacities as such.

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The following sets out information regarding transactions between officers, directors and significant shareholders of the company.

     Loans made to the Company by related parties as detailed in the Financial Statements which states that the Company owed $80,000 to directors and affiliates of the Company at June 30, 1997. This comprised advances to the Company, compensation and directors fees accrued but unpaid.

     As of June 30, 1996 the Company had advances of $35,719 to Gunn Development Pty. Ltd., an affiliate of Mr. Bill H. Gunn, and $26,811 to Mr. Marvin Hudson, formerly an officer of the Company. As of June 30, 1997 the advance to Gunn Development Pty. Ltd. had been repaid and Gunn Development Pty. Ltd. had advanced further funds to the Company; and the advance to Mr. Marvin Hudson had been reduced. The following summarizes these advances during the fiscal year ended June 30, 1997:


GUNN
DEVELOPMENT PTY. LTD.
---------------------

Balance at June 30, 1996:               $ 35,719
   Repayments made during year:           49,096
   Advances made during year:             Nil
   Interest accrued:                      Nil

Balance at June 30, 1997:               $(13,377)
                                        --------

MR. M. HUDSON
-------------

   Balance at June 30, 1996:            $ 26,811
   Advances made during year:            49,354
   Repayments made during year           66,101
   Interest accrued:                      Nil

     Balance at June 30, 1997:          $ 10,064
                                        --------

     These advances bear no interest, are due on demand, and are not evidenced by promissory notes. Mr. Marvin Hudson, formerly an officer of AmerAlia, repaid his entire balance due following the end of the fiscal year. At March 31, 1998, the Company's indebtedness to Mr. Gunn had increased to $49,488 as a result of accrued but unpaid compensation.

     During the 1997 fiscal year, dividends of $233,790 became payable on the Series A, Series B and Series D Preferred Stock and the Company, upon the agreement of the investors, paid this dividend through the issuance of 233,790 shares of restricted Common Stock in accordance with the statements of preferences. In October 1995, the Jacqueline Badger Mars Trust, holder of all the Series A Preferred Stock and a portion of the Series B Preferred Stock, entered into an agreement to purchase 2,000 shares of Series D Preferred Stock, which shares have the preferences and conversion privileges discussed elsewhere herein. The funds used to subscribe for the shares were held in an escrow account, pending disbursement in accordance with the provisions of the escrow agreement. As at June 30, 1997 $1,760,000 was disbursed under the agreement for the issue of 1,760 shares of Series D Preferred Stock. The remaining $240,000 was disbursed in September 1997 for the issue of another 240 shares.

     Subsequent to fiscal year 1997 through March 31, 1998, a further 293,154 shares were issued in lieu of dividends to holders of Preferred Stock.

     In September 1996, a secured creditor, NZI Securities Australia Ltd. ("NZI"), declared a default on indebtedness of approximately A$1,200,000 and advised the Company that NZI intended to immediately exercise its power of sale over the RIT units NZI held as collateral. This debt was subsequently acquired from NZI by the THG Partnership ("THG"), an affiliate of the Company, and the Company then concluded an agreement with THG to settle the debt as discussed more fully in the Company's filing on Form 10-K for the year ended 30 June 1996.

     As a part of the settlement the Company agreed to issue to THG 100 shares of its Series D Convertible Preferred Stock. In addition, THG has an option until 18 October, 1998, to sell the RIT units to the Company for $450,000 payable by the issue of 450 shares of Series D Preferred Stock. If THG chooses not to exercise this option, THG may, in its discretion during the option period pay $450,000 in cash to purchase 450 shares of Series D Preferred Stock. THG is an affiliate of AmerAlia in that Mary L. Tiscornia, a significant shareholder of the Company, is the managing General Partner, and both Bill Gunn, President of the Company, and Marvin Hudson, formerly a Vice President of the Company, are joint owners of THG together with Ms. Tiscornia.

     As a result of a sale of the Company's common stock in August 1997 by Mary
L. Tiscornia and the receipt of dividends by THG, Ms. Tiscornia is potentially liable for a Section 16(b) profit of $2,340. Ms. Tiscornia has now agreed to pay these funds to the Company in settlement of this liability.

     As a result of a sale of the Company's Common Stock made by Mr. Hudson in May 1996 and an acquisition in August 1996, allegations were made on behalf of a shareholder that Mr. Hudson was liable under Section 16(b) of the Securities Exchange Act of 1934 for certain profits. The Company engaged in discussions with Mr. Hudson as to the existance of these liabilities and a resolution was achieved in January 1997 when Mr. Hudson tendered $51,727 to the Company in satisfaction of his alleged liability of $52,000. In addition, Mr. Hudson surrendered 5,000 shares of Common Stock to the Company for cancellation in July 1997.

     The Jacqueline Badger Mars Trust converted its holdings of Series A and Series B Convertible Preferred Stock into Common Stock as discussed in Proposal 2, below.

     No nominee or director of the Company is, or has been, a partner or executive officer of any investment banking firm that has performed services for the Company during the last fiscal year or that the Company proposes to have perform services during the current year.

     No director, executive officer, nominee for election as a director, any member of the immediate family of any of the foregoing, or any corporation or organization of which any of the foregoing persons is an executive officer, partner or beneficial holder of ten percent or more of any class of equity securities, or any trust or other estate in which any such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar capacity, was indebted to the Company at any time, except as disclosed above.


                                      PROPOSAL 2
                        APPROVAL OF CERTAIN STOCK CONVERSIONS

     In October 1997, the Jacqueline Badger Mars Trust (the "Trust") converted shares of Series A Preferred Stock and Series B Preferred Stock into shares of Common Stock of AmerAlia, as described below. In addition, the Trust converted its outstanding Series D Preferred Stock into Series E
Preferred Stock.   In December 1997, certain other holders of the Series B
and the Series C Preferred Stock converted the outstanding shares of Preferred Stock to Series E Preferred Stock. See the table, above, under "Principal Shareholders" to determine the current holdings of AmerAlia Common Stock by the named people.


    --------------------------------------------------------------------------------------------
      DESCRIPTION OF                  NUMBER OF        CONVERSION OR          RESULTING
      PREFERRED AND                   SHARES OF        EXCHANGE RATIO         NUMBER OF
      SHAREHOLDER                     PREFERRED                               SHARES OF
                                                                              COMMON STOCK
    --------------------------------------------------------------------------------------------
      Series A - the Trust#                 666,666               1:1                  666,666
    --------------------------------------------------------------------------------------------
      Series B - the Trust                   25,000               1:5                  250,000
    --------------------------------------------------------------------------------------------
                                                                              SHARES OF SERIES
                                                                              E PREFERRED
                                                                              STOCK
    --------------------------------------------------------------------------------------------
      Series B - Bromley                     26,000                 ^                     296
      Family Trust                     plus accrued
                                          dividends
    --------------------------------------------------------------------------------------------
      Series C - unaffiliated                   750                 ^                      60
      investors*
    --------------------------------------------------------------------------------------------


    --------------------------------------------------------------------------------------------
      Series D - the Trust#                   2,000                 ^                   2,000
    --------------------------------------------------------------------------------------------
      Series D - Bromley                         80                 ^                      80
      Family Trust
    --------------------------------------------------------------------------------------------
      Series D - THG                            100                 ^                     100
      Partnership
    --------------------------------------------------------------------------------------------
      option to acquire                         450                --                     450
      Series D - THG
      Partnership
    --------------------------------------------------------------------------------------------

# These transactions are subject to shareholder approval in this Proposal number 2. The other transactions are not being submitted to the shareholders for approval or ratification.

* The unaffiliated investors included a partnership of which John Woolard, now an executive vice president of AmerAlia, was a member. At the time of the investment, Mr. Woolard was not affiliated with AmerAlia.

^ The shares of Series B, Series C and Series D Preferred Stock were exchanged for shares of Series E Preferred Stock based on their respective liquidation preferences, equivalent to $1,000 per share liquidation preference for the Series E Preferred Stock.

     SERIES A EXCHANGE. The Series A Preferred Stock was issued in December 1993 to the Trust in consideration for its investment of $1,000,000. The Series A Preferred Stock was convertible by the holder (the Trust) until December 10, 1996, at the rate of $1.50 per share. The Series A Preferred Stock had a liquidation preference of $1.50 per share and, therefore, were convertible into 666,666 shares of Common Stock. As noted, that conversion right expired by its terms, although the Company and the Trust had previously agreed to extend the Trust's conversion right beyond December 10, 1996. A contractual modification to the statement of preferences as filed with the Utah Secretary of State has questionable validity, so the Trust and the Company agreed to the exchange procedure in lieu of conversion.

     In consideration for various agreements relating to the conversion of the Series B Preferred Stock, the exchange of the Series D Preferred Stock (both discussed below), and the extension of the escrow agreement related to the subscription by the Trust for the Series D Preferred Stock (described above), the directors of AmerAlia agreed to allow the Trust to exchange the Series A Preferred Stock for Common Stock on the same terms and conditions as the conversion would have allowed had the conversion been completed timely.

     The exchange of the Series A Preferred Stock allowed the Company to eliminate any further obligation to pay dividends to the holders of the Series A Preferred Stock. The statement of preferences which established the Series A Preferred Stock required the payment of dividends of 9% annually (approximately $.135 per share). Although the dividends were payable in shares of restricted Common Stock, the dividend requirement and the payment diluted the remaining holders of Common Stock. Furthermore, the conversion of the Series D Preferred Stock relieved the Company of the escrow requirement relating to the remaining proceeds therefrom. Consequently, the Board of Directors believes that allowing the Trust to exchange the shares of Series A Preferred Stock for Common Stock was in the best interests of the shareholders and the Company. (In that connection, it should be noted that the Trust does not have any representatives on the Board of Directors of AmerAlia.)

     SERIES B CONVERSION. The Series B Preferred Stock was issued to the Trust in October 1993 and to the Bromley Family Trust of Queensland, Australia ("Bromley"), in June 1994. Each of the two investors paid $10.00 per share for the Series B Preferred Stock, and the shares had a liquidation preference equal to that amount. The shares were convertible into Common Stock through October 29, 1997 at the rate of $2.00 per share (five shares of Common Stock for each share of Series B Preferred Stock). The Series B Preferred Stock also carried an annual dividend requirement of 9% ($.90 per share) payable in shares of Common Stock.

     The Trust converted the Series B Preferred Stock to Common Stock in accordance with the requirements of the statement of preferences which established the Series B Preferred Stock.

     In December 1997, Bromley exchanged its shares of Series B Preferred Stock, together with the accrued but unpaid dividends thereon of $36,000, for 296 shares of the Series E Preferred Stock.

     SERIES C EXCHANGE. The Series C Preferred Stock was issued in April 1995 to certain unaffiliated investors in consideration for their investment of $80 per share (a total of $60,000). (It should be noted that one of the investors was an affiliate of John Woolard, currently an executive officer of AmerAlia. At the time of the investment Mr. Woolard was not an affiliate of AmerAlia.)

     The Series C Preferred Stock is convertible by the holder until April 22, 2005 at the rate of 53 shares of Common Stock for each share of Series C Preferred Stock (approximately $1.50 per share). The Series C Preferred Stock
were, therefore, convertible into 40,000 shares of Common Stock.    The Series C
Preferred Stock also carried an annual dividend requirement of 5% ($4.00 per share) payable in cash.

     In the opinion of the Board of Directors, the Series C Preferred Stock unnecessarily complicated AmerAlia's capital structure, and the cash dividend requirement was burdensome in light of the Company's financial position. After negotiations with the holders of the Series C Preferred Stock, the holders agreed to exchange the Series C Preferred Stock for 60 shares of Series E Preferred Stock (described below).

     SERIES D EXCHANGE. The Series D Preferred Stock consisted of 2,180 shares which were issued to the Trust (2,000 shares), Bromley (80 shares) and an affiliate of AmerAlia, the THG Partnership ("THG") (100 shares) at the rate of $1,000 per share cash (in the case of the Trust and Bromley) and cancellation of indebtedness (in the case of THG). The Series D Exchange was mandated because there were clerical errors in the statement of preferences of the Series D Preferred Stock as filed with the Secretary of State of Utah which could not be corrected. Consequently, the Company established a class of preferred stock denominated the "Series E Preferred Stock" and the holders of the Series D Preferred Stock each agreed to exchange their shares of Series D Preferred Stock for the new Series E Preferred Stock. The preferences attributable to the Series E Preferred Stock are the same as the preferences which (but for the clerical errors) should have been attributable to the Series D Preferred Stock.

     The Series E Preferred Stock requires the payment of a dividend at the rate of 10% ($100 per share per year), payable in shares of restricted Common Stock valued at $1.00 per share for the purposes of paying the dividend. The Series E Preferred Stock is convertible at the option of the holder into shares of Common Stock at the rate of $1.00 per share (1,000 shares of Common Stock for each share of Series E Preferred Stock). In addition, the Series E Preferred Stock is redeemable by the Company at any time, upon six months' notice, but only if the holder fails to exercise its conversion rights during that six month period.

REASONS FOR REQUESTING SHAREHOLDER APPROVAL

     In all cases, the Board of Directors of AmerAlia had the authority to approve the exchanges of the Preferred Stock without shareholder approval, and the Trust had a contractual right to convert the Series B Preferred Stock with no requirement for Board or shareholder approval. However, the Trust, in agreeing to exchange the Series A Preferred Stock (as discussed above) required that the exchanges of the Series A Preferred Stock for Common Stock at a conversion ratio of one share of Common Stock for each share of Series A Preferred Stock, and the Series D Preferred Stock for Series E Preferred Stock be submitted to the shareholders for approval.

     If the shareholders fail to approve the two exchanges, the agreement between the Trust and the Company allows the Trust to submit the matter to arbitration. In the case of the Series A exchange, the arbitrator will be asked to determine:

          Whether the Company received adequate consideration on September 18, 1996, for its agreement to extend the Trust's conversion right with respect to the Series A Preferred Stock; and

          Whether the Company received adequate consideration for its original issuance of the Series A Preferred Stock to the Trust.

     In the case of the Series D exchange, the arbitrator will be asked to determine whether the Company received adequate consideration for its original issuance of the Series D Preferred Stock to the Trust.

     In either case, if the arbitrator determines the answers in the affirmative, the exchanges will be confirmed notwithstanding the lack of shareholder approval. If the answer from the arbitrator in the case of the Series A Preferred Stock exchange is negative, the Trust will retain all rights it may have against AmerAlia in connection with the purported September 1996 agreement for extension of the Series A Preferred Stock conversion period.

     If the answer from the arbitrator in the case of the Series D Preferred Stock exchange is negative, the Trust will retain all rights it may have against AmerAlia in connection with the apparently inaccurate statement of preferences filed describing the Series D Preferred Stock and possibly additional rights to the return of the consideration for the Series D Preferred Stock (to the extent such rights are claimed by the Trust).

     The other exchanges are not subject to a shareholder approval requirement and, therefore, will be treated as having been completed whether or not the shareholders or arbitrators approve the transactions with the Trust.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the shareholders approve the exchanges for several reasons. Most importantly, the exchange of the Series A Preferred Stock eliminated a dividend payment obligation which has the potential of diluting the holders of Common Stock indefinitely. Furthermore, prior to the exchanges, AmerAlia's capital structure was significantly more complex; as a result of the exchanges there is only one class of Preferred Stock outstanding. Finally, the Series A exchange for Common Stock occurred at a price of $1.50 per share, in excess of the price of the Common Stock at the time as quoted in the Nasdaq SmallCap market. Thus the exchange was, in fact, anti-dilutive.

     Approval of the exchanges requires the affirmative vote of a majority of the shares voting at the meeting at which a quorum is present. The Trust has advised the Company that the Trust will abstain from voting on Proposal number 2.

     Management and the Board of Directors have each advised the Company that they intend to cast votes for shares under their control (as described above) FOR approval of Proposal no. 2.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL FOR THE APPROVAL OF PROPOSAL NUMBER 2. Unless otherwise specified, the enclosed proxy will be voted "FOR" the approval of Proposal no. 2.

                                 INDEPENDENT AUDITORS

     The independent accounting firm of Jones Jensen & Company was selected by the Board of Directors with respect to audit of the consolidated financial statements of the company for the fiscal year ended June 30, 1998, as well as many prior fiscal years. A representative of Jones Jensen & Company is not expected to be present at the annual meeting.

                             PROPOSALS FROM SHAREHOLDERS

     Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to the Company at AmerAlia, Inc.,
Attention: Corporate Secretary, 1155 Kelly Johnson Boulevard, Suite 111, Colorado Springs, CO 80920 and must be received by the Company by October 1, 1998. Upon receipt of any such proposal, the Company shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposals be forwarded by Certified Mail-Return Receipt Requested.

                            ANNUAL REPORT TO SHAREHOLDERS

     This proxy statement is being accompanied by the Company's annual report to shareholders. The annual report to shareholders does include the audited financial statements for the Company.

ANNUAL REPORT ON FORM 10-KSB AND QUARTERLY REPORT ON FORM 10-QSB

     THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 1997, ITS QUARTERLY REPORT ON FORM 10-QSB FOR THE PERIOD ENDED DECEMBER 31, 1998, AND OTHER REPORTS FILED BY AMERALIA UNDER THE SECURITIES EXCHANGE ACT OF 1934, ARE AVAILABLE TO ANY SHAREHOLDER AT NO COST UPON REQUEST TO: CORPORATE SECRETARY, 1155 KELLY JOHNSON BOULEVARD, SUITE 111, COLORADO SPRINGS, CO 80920, OR BY TELEPHONE: (719) 260-6011.

                                    OTHER MATTERS

     Management does not know of any other matters to be brought before the meeting. Should any other matter requiring a vote of shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

          By Order of the Board of Directors:

          AMERALIA, INC.
          Bill H. Gunn, President


                                                              AMERALIA, INC.
                                                       1155 KELLY JOHNSON BOULEVARD
                                                                 SUITE 111
                                                        COLORADO SPRINGS, CO 80920

PROXY                              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Bill H. Gunn and Robert van Mouriik, or either one of them, as Proxy, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated below, all of the shares of Common Stock or Preferred
Stock of AmerAlia, Inc. held of record by the undersigned on May 5, 1998, at the Special Meeting of Shareholders to be held on June
30, 1998 and at any adjournments or postponements thereof.


1.   ELECTION OF DIRECTORS         FOR all nominees listed below                          WITHHOLD AUTHORITY
                              (EXCEPT AS MARKED TO THE CONTRARY BELOW)     / /  to vote for all nominees listed below     / /

     (INSTRUCTION) TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE BOX NEXT TO THE NOMINEE'S NAME BELOW.)

          / / Bill H. Gunn    / / Robert van Mourik    / / Neil A. Summerson    / / Robert A. Cameron

2.   Approval of the conversion by the Jacqueline Mars Trust of Series A Preferred Stock to Common Stock.

                         / / Yes   / / No    / / Abstain

3.   Approval of the conversion by the Jacqueline Mars Trust of Series D Preferred Stock to Series E Stock.

                         / / Yes   / / No    / / Abstain

4.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                                                   (OVER)

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES AND WILL ABSTAIN FROM VOTING ON ALL OTHER
MATTERS.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.  WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.  WHEN SIGNING AS ATTORNEY,
AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE
NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.  IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.



_______________________________________________
Signature
                                                                                     Date:  _______________________  ,1998
_______________________________________________
Signature if held jointly


                                                _____________________________________________
                                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                   CARD PROMPTLY IN THE ENCLOSED ENVELOPE
                                                _____________________________________________